SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

April 26, 2004

date of report (date of earliest event reported)

MATRIA HEALTHCARE, INC.

Delaware (State of Incorporation)	0-20619 SEC File Number	58-2205984 (IRS Employer Identification No.)

1850 Parkway Place
Marietta, GA 30067
(770) 767-4500

SIGNATURES
EXHIBIT INDEX
PRESS RELEASE DATED 4/26/04
PRESS RELEASE DATED APRIL 29, 2004

Item 5.   Other Events and Required FD Disclosure.

     On April 26, 2004, Matria Healthcare, Inc. (“Matria”) issued a press release announcing its proposed offering of $75 million aggregate principal amount of convertible senior subordinated notes due 2024 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). On April 29, 2004, Matria issued a press release announcing the pricing of its 4.875% convertible senior subordinated notes due 2024.

     A copy of the referenced press releases are attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report and incorporated by reference under this Item 5.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

99.1    Press Release issued April 26, 2004

99.2    Press Release issued April 29, 2004

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.

	By:	/s/ Parker H. Petit Parker H. Petit Chairman and Chief Executive Officer

Dated: May 4, 2004

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
99.1	Matria Healthcare, Inc. press release dated April 26, 2004 announcing the proposed offering of convertible senior subordinated notes.

99.2	Matria Healthcare, Inc. press release dated April 29, 2004 announcing the pricing of convertible senior subordinated notes.